UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2023

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495
Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 19, 2023, Adial Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) for the issuance and sale in a private placement (the “Private Placement”) of (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,418,440 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at an exercise price of $0.001 per share, (ii) series A warrants (the “Series A Warrants”) to purchase up to 1,418,440 shares of the Company’s Common Stock at an exercise price of $2.82 per share, and (iii) series B warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase up to 1,418,440 shares of the Company’s Common Stock at an exercise price of $2.82 per share. The Series A Warrants are exercisable at any time on or after the earlier of (i) if permitted by the rules and regulations of the Nasdaq Stock Market, upon the payment by the Purchaser of $0.125 per share in addition to the exercise price of $2.82 per share, and (ii) the Stockholder Approval Date (as defined in the Purchase Agreement) (the “Initial  Exercise Date”), and have a term of exercise equal to five and one-half years from the date of issuance. The Series B Warrants are exercisable at any time on or after the Initial Exercise Date and have a term of exercise equal to eighteen months from the date of issuance. The combined purchase price for one Pre-Funded Warrant and the accompanying Warrants was $2.819.

A holder of the Pre-Funded Warrants and the Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or the Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of October 19, 2023, with the Purchaser, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants (the “Shares”) no later than 20 days after the date of the Registration Rights Agreement, to use its commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event not more than 45 days following the date of the Registration Rights Agreement (or 75 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC), and to keep such registration statement effective at all times until (i) the Purchaser does not own any Warrants or shares issuable upon exercise thereof or (ii) the Shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The net proceeds to the Company from the Private Placement are expected to be approximately $3.5 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes, including general and administrative expenses, working capital and to support regulatory and clinical activities related to AD04, the Company’s lead investigational drug product for the treatment of Alcohol Use Disorder (AUD).

H.C. Wainwright & Co., LLC (“Wainwright”) served as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of September 27, 2023, as amended, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a cash fee equal to 7.0% of the aggregate gross proceeds of the Private Placement, (ii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement, (iii) a non-accountable expense allowance of $25,000, and (iv) $50,000 for legal fees and other out-of-pocket expenses. In addition, the Company issued to Wainwright or its designees warrants to purchase up to 85,106 shares of Common Stock (the “Placement Agent Warrants”), which represents 6.0% of the aggregate number of shares of Common Stock underlying the Pre-Funded Warrants sold in the Private Placement. The Placement Agent Warrants have substantially the same terms as the Series A Warrants, except that the Placement Agent Warrants have an exercise price equal to $3.525, or 125% of the offering price per share of Common Stock underlying the Pre-Funded Warrants sold in the Private Placement. In addition, pursuant to the Engagement Letter, upon any exercise for cash of the Series B Warrants, the Company shall pay Wainwright (i) a cash fee of 7.0% of the aggregate gross exercise price paid in cash and (ii) a management fee of 1.0% of the aggregate gross exercise price paid in cash, and further issue to Wainwright (or its designees) warrants to purchase shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock underlying the Series B Warrants that have been exercised having the same terms as the Placement Agent Warrants issued in connection with the Private Placement.

The Private Placement closed on or about October 24, 2023, subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on October 19, 2023 and expiring 60 days from the Effective Date (as defined in the Purchase Agreement). Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on October 19, 2023 and expiring one year from such Effective Date. The Effective Date is defined in the Purchase Agreement as the earliest of the date that (a) the initial registration statement contemplated by the Registration Rights Agreement has been declared effective by the SEC, (b) all of the Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the closing of the Private Placement provided that the holder of the Shares is not an affiliate of the Company, or (d) all of the Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and the holders of such Shares shall have received an opinion from Company legal counsel reasonably acceptable to them.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of the Series A Warrant, the form of the Series B Warrant, the form of the Placement Agent Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4 and 10.2, respectively.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants, (ii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, (iii) the shares of the Common Stock issuable upon exercise of the Warrants, and (iv) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, is incorporated herein by reference. Neither the issuance of the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants or the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants were, and the shares of Common Stock issuable upon the exercise thereof will be, issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01. Other Events.

On October 20, 2023, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.1.

On October 24, 2023, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Purchase Warrant
4.3	Form of Series B Purchase Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement, dated October 19, 2023, by and between Adial Pharmaceuticals, Inc. and the Purchaser signatory thereto*
10.2	Form of Registration Rights Agreement, dated October 19, 2023, by and between Adial Pharmaceuticals, Inc. and the Purchaser signatory thereto
99.1	Press Release issued by Adial Pharmaceuticals, Inc. on October 20, 2023
99.2	Press Release issued by Adial Pharmaceuticals, Inc. on October 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2023	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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